Exhibit 99.1

News Release

LCA-Vision Reports 2009 Fourth Quarter Financial Results

Provides Business Update and Near-term Financial Outlook

CINCINNATI (February 9, 2010) – LCA-Vision Inc. (NASDAQ: LCAV), a leading provider of laser vision correction services under the LasikPlus® brand, today announced financial and operating results for the three and 12 month periods ended December 31, 2009.

Fourth Quarter 2009 Operational and Financial Results (all comparisons are with the fourth quarter of 2008)
▪	Revenues were $22.0 million compared with $34.0 million; adjusted revenues were $20.1 million compared with $30.3 million.
▪	Procedure volume was 11,718 compared with 19,424.
▪	Same-store revenues (71 vision centers) decreased 33.3%; adjusted same-store revenues decreased 31.1%.
▪
Operating loss was $10.1 million compared with operating loss of $9.6 million; adjusted operating loss was $11.8 million compared with adjusted operating loss of $13.0 million.  Operating loss and adjusted operating loss for the fourth quarters of 2009 and 2008 included restructuring and impairment charges of $1.2 million and $2.1 million, respectively.

▪
Net loss was $3.6 million, or $0.19 per share, compared with net loss of $8.2 million, or $0.44 per share.  The decrease in net loss resulted primarily from charges taken in the fourth quarter of 2008 of $2.1 million for other-than-temporary impairment of investments and a decrease of $930,000 in restructuring and fixed asset impairment charges.

Full Year 2009 Operational and Financial Results (all comparisons are with the full year 2008)
▪	Revenues were $129.2 million compared with $205.2 million; adjusted revenues were $120.1 million compared with $186.5 million.
▪	Procedure volume was 72,776 compared with 115,153.
▪
Operating loss was $36.5 million compared with operating loss of $8.2 million; adjusted operating loss was $44.7 million compared with adjusted operating loss of $25.1 million.  Operating loss and adjusted operating loss for 2009 included $8.1 million in restructuring and impairment charges and $0.8 million in consent revocation solicitation charges; operating loss and adjusted operating loss for 2008 included $3.5 million in restructuring and impairment charges.

▪	Net cash provided by operations was $1.4 million compared with $6.9 million.
▪
Net loss was $33.2 million, or $1.79 per share, compared with net loss of $6.6 million, or $0.36 per share.  The 2009 net loss included a $12.2 million, or $0.66 per share, valuation allowance for deferred tax assets.

▪	Cash and investments totaled $54.6 million as of December 31, 2009, compared with $59.5 million as of December 31, 2008.

Since the first quarter of 2007, LCA-Vision has provided both adjusted revenues and operating losses as a means of measuring performance that adjusts for the non-cash impact of accounting for separately priced extended warranties.  A reconciliation of revenues and operating losses as reported in accordance with U.S. Generally Accepted Accounting Principles (GAAP) is provided at the end of this news release.  Management believes the adjusted information better reflects operating performance and, therefore, is more meaningful to investors.

“We are balancing cash conservation in the current challenging economic environment against our longer-term objective of managing to profitability and growth when the economy improves,” said LCA-Vision Chief Financial Officer Michael J. Celebrezze.  “Our combined cash conservation and expense reduction measures last year included closing 12 underperforming vision centers, reducing marketing expense by $18.6 million, reducing our headcount by 19%, and renegotiating our equipment contracts.  The payroll and equipment cost reductions resulted in an annual savings of approximately $11 million.  We ended 2009 with more than $54 million in cash and investments and currently operate a network of 62 LasikPlus® vision centers.”

Chief Operating Officer David L. Thomas commented, “Our decision to reduce fourth quarter marketing and advertising spending to less than $6 million in an effort to align marketing expenses with perceived consumer demand resulted in less than desired procedure volume.  We are increasing marketing and advertising spending in the first quarter of 2010 to $9 million.  Consumer marketing is critical to driving procedure volume and, in the past several months, we have conducted an extensive analytical evaluation of all marketing drivers with the objective of taking a more comprehensive data-driven approach to marketing.  With the support of a top-line, full-service advertising agency, we are refining our branding to better differentiate LCA-Vision / LasikPlus® from others in our category and developing more compelling messages.  We also are changing our focus toward competing with individual surgeon practices, which control nearly two-thirds of our market.  Early this year we hired a Vice President of Marketing with considerable senior-level experience in customer-centric organizations who is now leading our marketing initiatives.

“During the fourth quarter, we expanded our Advanced Eye Health Analysis, or AEHA, program to 14 LasikPlus® vision centers.  We also decided to offer the exam free of charge to prospective LASIK patients after determining that fees for the stand-alone procedure were negatively impacting appointment show rates.  We expect to complete an evaluation of this program in the second quarter of 2010.”

Near-term Financial Outlook
LCA-Vision intends to continue to manage cash flow conservatively in 2010.  The Company’s plans and outlook for 2010 include:
▪	The company does not plan to open any new vision centers in the near term. LCA-Vision will consider restarting its de novo new center opening program when market conditions improve.
▪	The company will continue to manage general and administrative expenses aggressively, which it expects will decline slightly in 2010 from 2009 levels, following a 19% decline in 2009 from 2008.
▪	The company expects direct costs per center to decline slightly in 2010 from 2009, following an 18% decline in 2009 from 2008.
▪	The company expects marketing and advertising spend for the 2010 first quarter to be approximately $9.0 million.
▪	The company expects capital expenditures of $1.2 million in 2010 for vision center renovations and equipment replacement.

As a result of aggressive efforts to reduce costs, the number of procedures per vision center required to reach breakeven has declined to 95 per month.  LCA-Vision estimates the number of procedures companywide required for breakeven cash flow, after capital expenditures and debt service, to be approximately 95,000 per year.  The company believes that it has sufficient cash and investments to fund its business beyond 2012 if it performs at least 65,000 procedures annually.  Procedure volume for 2009 was 72,776.

Conference Call and Webcast
As previously announced, a conference call and webcast will be held today beginning at 10:00 a.m. Eastern time. To access the conference call, dial 866-322-1352 (United States and Canada) or 706-643-6246 (international callers).  The webcast will be available at the investor relations section of LCA-Vision’s website.  A replay of the call and webcast will begin approximately two hours after the live call has ended.  To access the replay, dial 800-642-1687 (United States and Canada) or 706-645-9291 (international callers) and enter the conference ID number: 493 358 95.

Forward-Looking Statements
This news release contains forward-looking statements based on current expectations, forecasts and assumptions of LCA-Vision that are subject to risks and uncertainties.  The forward-looking statements in this release are based on information available to us as of the date hereof.  Actual results could differ materially from those stated or implied in our forward-looking statements due to risks and uncertainties associated with our business.  In addition to the risk factors discussed in our Form 10-K and other filings with the Securities and Exchange Commission, there are a number of other risks and uncertainties associated with our business, including, without limitation, the successful execution of marketing strategies cost effectively to drive patients to our vision centers; the impact of low consumer confidence and discretionary spending; competition in the laser vision correction industry; our ability to attract new patients; the possibility of adverse outcomes or long-term side effects of laser vision correction; negative publicity regarding laser vision correction; our ability to operate profitable vision centers and retain qualified personnel during periods of lower procedure volumes; the continued availability of non-recourse third-party financing for our patients on terms similar to what we have paid historically; and the future value of revenues financed by us and our ability to collect on such financings, which will in turn depend on a number of factors, including the worsening consumer credit environment and our ability to manage credit risk related to consumer debt, bankruptcies and other credit trends.

Further, the FDA’s advisory board on ophthalmic devices is currently reviewing concerns about post-Lasik quality of life matters, and the FDA has planned a major new study on Lasik outcomes and quality of life that is expected to end in 2012.  The FDA or another agency could take legal or regulatory action against us or others in the laser vision correction industry.  The outcome of this review or legal or regulatory action could potentially impact negatively the acceptance of Lasik.  Except to the extent required under the federal securities laws and the rules and regulations promulgated by the Securities and Exchange Commission, we assume no obligation to update the information included in this news release, whether as a result of new information, future events or circumstances, or otherwise.

About LCA-Vision Inc./LasikPlus®
LCA-Vision Inc., a leading provider of laser vision correction services under the LasikPlus® brand, operates 62 LasikPlus® fixed-site laser vision correction centers in 29 states and 45 markets in the United States and a joint venture in Canada. Additional company information is available at www.lca-vision.com and www.lasikplus.com.

Earning Trust Every Moment; Building Relationships for a Lifetime.

For Additional Information
Company Contact:	Investor Relations Contact:
Barb Kise	Jody Cain
LCA-Vision Inc.	Lippert/Heilshorn & Associates
513-792-9292	310-691-7100

LCA-Vision Inc.
Consolidated Statements of Operations
(Dollars in thousands except per share data)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Revenues - Laser refractive surgery	$21,965	$34,030	$129,213	$205,176

Operating costs and expenses
Medical professional and license fees	5,097	7,575	28,746	41,797
Direct costs of services	13,288	15,505	63,579	77,474
General and administrative	3,926	5,126	16,501	20,262
Marketing and advertising	5,775	8,685	33,784	52,429
Depreciation	2,778	4,597	14,198	17,972
Consent revocation solicitation charges	(24)	-	780	-
Impairment charges	(190)	1,672	5,414	1,672
Restructuring charges	1,422	465	2,696	1,804

Operating loss	(10,107)	(9,595)	(36,485)	(8,234)

Equity in (loss) earnings from unconsolidated businesses	(6)	24	122	477
Net investment income (loss)	673	(2,376)	1,785	(1,524)
Other income, net	359	15	385	23

Loss before income taxes	(9,081)	(11,932)	(34,193)	(9,258)

Income tax benefit	(5,471)	(3,712)	(949)	(2,623)

Net loss	$(3,610)	$(8,220)	$(33,244)	$(6,635)

Loss per common share
Basic	$(0.19)	$(0.44)	$(1.79)	$(0.36)
Diluted	$(0.19)	$(0.44)	$(1.79)	$(0.36)

Weighted average shares outstanding
Basic	18,614	18,548	18,594	18,526
Diluted	18,614	18,548	18,594	18,526

LCA-VISION INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(Unaudited)

	At December 31,
	2009	2008
Assets
Current assets
Cash and cash equivalents	$24,049	$23,648
Short-term investments	28,455	32,687
Patient receivables, net of allowance for doubtful accounts of $1,645 and $1,465	4,562	9,678
Other accounts receivable	2,002	2,515
Assets held for sale	1,031	-
Prepaid professional fees	615	911
Prepaid income taxes	12,270	8,957
Deferred tax assets	-	4,708
Deferred compensation plan assets	400	-
Prepaid expenses and other	5,582	5,299

Total current assets	78,966	88,403

Property and equipment	79,993	121,734
Accumulated depreciation and amortization	(53,995)	(70,235)
Property and equipment, net	25,998	51,499

Long-term investments	2,090	3,126
Accounts receivables, net of allowance for doubtful accounts of $674 and $1,662	854	2,645
Deferred compensation plan assets	-	2,196
Investment in unconsolidated businesses	137	377
Deferred tax assets	-	7,027
Other assets	4,590	2,209

Total assets	$112,635	$157,482

Liabilities and Stockholders' Investment
Current liabilities
Accounts payable	$6,504	$8,169
Accrued liabilities and other	11,581	8,608
Deferred revenue	6,151	9,107
Deferred compensation liability	400	-
Debt obligations maturing in one year	3,998	6,985

Total current liabilities	28,634	32,869

Long-term rent obligations and other	2,395	1,820
Long-term debt obligations (less current portion)	9,145	14,120
Deferred compensation liability	-	2,196
Insurance reserve	9,154	9,489
Deferred license fee	4,428	-
Deferred revenue	7,852	14,003

Total stockholders' investment	51,027	82,985

Total liabilities and stockholders' investment	$112,635	$157,482

LCA-VISION INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Year Ended December 31,
	2009	2008
Cash flow from operating activities:
Net loss	$(33,244)	$(6,635)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	14,198	17,972
Provision for loss on doubtful accounts	3,320	5,355
(Gain) loss on investments	(48)	3,115
Impairment	5,414	1,672
(Gain) loss on sale of property and equipment	(385)	2
Deferred income taxes	10,943	4,965
Stock-based compensation	741	1,878
Insurance reserve	(335)	996
Equity in earnings from unconsolidated affiliates	(122)	(477)
Distributions from unconsolidated affiliates	362	690
Changes in operating assets and liabilities
Patient receivable	3,587	(410)
Other accounts receivable	513	3,426
Prepaid income taxes	(3,313)	(2,566)
Prepaid expenses and other	773	(223)
Accounts payable	(1,665)	(2,227)
Deferred revenue, net of professional fees	(8,196)	(16,847)
Accrued liabilities and other	8,858	(3,755)
Net cash provided by operations	1,401	6,931

Cash flows from investing activities:
Purchases of property and equipment	(240)	(14,869)
Proceeds from sale of property and equipment	466	18
Purchases of investment securities	(327,367)	(391,026)
Proceeds from sale of investment securities	333,438	396,674
Other, net	683	(9)
Net cash provided by (used in) investing activities	6,980	(9,212)

Cash flows from financing activities:
Principal payments of capital lease obligations and loan	(7,962)	(6,410)
Proceeds from loan	-	19,184
Shares repurchased for treasury stock	(36)	(205)
Exercise of stock options	18	193
Dividends paid to stockholders	-	(4,447)
Net cash (used in) provided by financing activities	(7,980)	8,315

Increase in cash and cash equivalents	401	6,034

Cash and cash equivalents at beginning of year	23,648	17,614

Cash and cash equivalents at end of year	$24,049	$23,648

LCA-VISION INC.
Effect of the Change in Accounting for Deferred Revenues on Financial Results
(Dollars in thousands)
(Unaudited)

To supplement its Condensed Consolidated Financial Statements presented in accordance with accounting principles generally accepted in the United States, LCA-Vision discusses adjusted revenues and operating income.  Management utilizes this information as a means of measuring performance that adjusts for the non-cash impact of the accounting for separately priced extended warranties and believes that including this additional disclosure is meaningful to investors for the same reason.

Accordingly, this news release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission.  A reconciliation of the difference between the non-GAAP measures with the most directly comparable financial measures calculated in accordance with GAAP follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2009	2008	2009	2008
Revenues

Reported U.S. GAAP	$21,965	$34,030	$129,213	$205,176
Adjustments
Amortization of prior deferred revenue	(1,827)	(3,770)	(9,107)	(18,719)
Adjusted revenues	$20,138	$30,260	$120,106	$186,457

Operating Loss

Reported U.S. GAAP	$(10,107)	$(9,595)	$(36,485)	$(8,234)
Adjustments
Impact of warranty revenue deferral	(1,827)	(3,770)	(9,107)	(18,719)
Amortization of prior professional fees	183	377	911	1,872
Adjusted operating loss	$(11,751)	$(12,988)	$(44,681)	$(25,081)

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